Exhibit 99.1
Press Release
For Immediate Release
Beazer Homes Announces SEC Settlement
ATLANTA, September 24, 2008— Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced that it has reached a settlement with the Securities and Exchange Commission (“SEC”) concerning the SEC’s investigation into matters that were the subject of the previous independent investigation by the Company’s Audit Committee, as more fully described in the Company’s 2007 Form 10-K and other periodic filings.
Under the settlement, the Company consented, without admitting or denying any wrongdoing, to a cease and desist order requiring future compliance with certain provisions of the federal securities laws and regulations. The settlement does not require the Company to pay a monetary penalty and concludes the SEC’s investigation into these matters with respect to the Company. In the order, the SEC stated that in determining to accept the settlement, it considered both remediation efforts undertaken by and cooperation from the Company.
As previously disclosed, the Company and its subsidiary, Beazer Mortgage Corporation, are also under investigations by the United States Attorney’s Office in the Western District of North Carolina and other state and federal agencies, concerning the matters that were the subject of the Audit Committee’s previous independent investigation. The Company is fully cooperating with these investigations which are ongoing. The Company cannot predict or determine the timing or final outcome of the investigations or the effect that any adverse findings in the investigations may have on it.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the timing and final outcome of the United States Attorney investigation and other state and federal agency investigations, the putative class action lawsuits, the derivative claims, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings; (ii) material weaknesses in our internal control over financial reporting; (iii) additional asset impairment charges or writedowns; (iv) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (v) continued or increased downturn in the homebuilding industry; (vi) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vii) continued or increased disruption in the availability of mortgage financing; (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings; (ix) potential inability to comply with covenants in our debt agreements; (x) continued negative publicity; (xi) increased competition or delays in reacting to changing consumer preference in home design; (xii) shortages of or increased prices for labor, land or raw materials used in housing production; (xiii) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiv) the performance of our joint ventures and our joint venture partners; (xv) the impact of construction defect and home warranty claims and the cost and availability of insurance, including the availability of insurance for the presence of moisture intrusion; (xvi) a material failure on the part of our subsidiary Trinity Homes LLC to satisfy the conditions of the class action settlement agreement, including assessment and remediation with respect to moisture intrusion related issues; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xix) effects of changes in accounting policies, standards, guidelines or principles; or( xx) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

Contact:	Leslie H. Kratcoski Vice President, Investor Relations & Corporate Communications (770) 829-3764 lkratcos@beazer.com